Exhibit 5.1

[LETTERHEAD OF PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP]

May 23, 2024

Red Robin Gourmet Burgers, Inc.

10000 East Geddes Avenue, Suite 500

Englewood, CO 80112

Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as special counsel to Red Robin Gourmet Burgers, Inc., a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) of the Company, filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”). You have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of (i) 2,000,000 shares (the “2024 Plan Shares”) of the Company’s common stock, par value $0.001 per share issuable under the Red Robin Gourmet Burgers, Inc. 2024 Performance Incentive Plan (the “2024 Plan”) and (ii) 123,762 additional shares (the “Inducement Grant Shares,” and together with the 2024 Plan Shares, the “Shares”) of the Common Stock, reserved for issuance upon vesting of performance stock units (the “PSUs”) previously granted to G.J. Hart, the Company’s President and Chief Executive Officer.

In connection with the furnishing of this opinion, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.            the Registration Statement;

2.            the Performance Stock Unit Award Agreement between the Company and G.J. Hart relating to the PSUs (the “PSU Agreement”); and

3.            the 2024 Plan and the forms of award agreements relating to awards under the 2024 Plan (collectively, the “Plan Award Agreements,” and together with the PSU Agreement, the “Award Agreements”).

In addition, we have examined (i) such corporate records of the Company as we have considered appropriate, including a copy of the certificate of incorporation, as amended, and by-laws, as amended, of the Company, certified by the Company as in effect on the date of this letter and copies of resolutions of the board of directors of the Company relating to the issuance of the Shares, certified by the Company and (ii) such other certificates, agreements and documents as we deemed relevant and necessary as a basis for the opinion expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the Documents and upon certificates of public officials and the officers of the Company.

In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all the latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that the Shares have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered in accordance with the terms of the 2024 Plan and the respective Award Agreement, the Shares will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to the General Corporation Law of the State of Delaware. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect. We hereby consent to use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ Paul, Weiss, Rifkind, Wharton & Garrison LLP

PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP